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                                                                    EXHIBIT 24.2


                              POE & BROWN, INC.
                           CERTIFICATE OF SECRETARY



     I, Laurel J. Lenfestey, hereby certify that I am the duly elected, qualified and acting Secretary of Poe & Brown, Inc. (the "Company"), a Florida corporation, and that, attached hereto as Attachment A is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company on August 2, 1995, and such resolutions are in full force and effect on and as of the date hereof, not having been amended, altered, or repealed.

     IN WITNESS WHEREOF, I have executed this Certificate on August 4, 1995.



                                   POE & BROWN, INC.


                                   By: /s/ Laurel J. Lenfestey
                                       ---------------------------------
                                   Name:   Laurel J. Lenfestey
                                   Title:      Secretary

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                                 ATTACHMENT A



                          RESOLUTIONS ADOPTED BY THE
                              BOARD OF DIRECTORS
                             OF POE & BROWN, INC.



                               PUBLIC OFFERING
                               ---------------


     RESOLVED, that the Board of Directors hereby approves in principle the plan submitted for the sale to the public of shares of Common Stock, $.10 par value, of the Company through a negotiated sale to an underwriting group;

     FURTHER RESOLVED, that the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended
(the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sale of shares of Common Stock, $.10 par value (the "Shares"), to be offered by certain selling shareholders (the "Selling Shareholders"), including William F. Poe, Sr., William F. Poe, Jr., Charles E. Poe, and certain of their family members and affiliates, in substantially the form of the July 28, 1995, draft Registration Statement previously delivered to the directors, with such changes therein as any executive officer of the Company shall approve (the execution of the Registration Statement by such officer, either personally or through a power of attorney, shall conclusively evidence approval of any such changes reflected therein), is hereby authorized and approved;

     FURTHER RESOLVED, that the execution of the Registration Statement by the appropriate officers and directors of the Company, including J. Hyatt Brown, President and Chief Executive Officer, and Timothy L. Young, Vice President, Treasurer and Chief Financial Officer, either personally or through a power of attorney, is hereby authorized and approved;

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         FURTHER RESOLVED, that the filing with the Commission of amendments to the Registration Statement as may be required by the rules promulgated by the Commission (the "Rules"), requested or ordered by the Commission, or otherwise deemed appropriate, advisable, or convenient by any executive officer of the Company is hereby authorized and approved, and that the execution and filing of such amendments on behalf of the Company by any executive officer in such form, and with such content, as such officer may determine, is hereby authorized and approved, such execution and filing to be conclusive evidence of the approval of such amendments and the filing thereof; and that the execution thereof, either personally or through a power of attorney, by certain officers and at least a majority of the Board of Directors of the Company, according to the Rules, is hereby authorized and approved;

         FURTHER RESOLVED, that Laurel J. Lenfestey, Vice President, Secretary and General Counsel of the Company, is hereby designated as Agent for Service with respect to the Registration Statement with all attendant powers provided by the Rules;

         FURTHER RESOLVED, that Laurel J. Lenfestey, Vice President, Secretary and General Counsel of the Company, is hereby authorized to execute on behalf of the Company a Registration Agreement with the Selling Shareholders in the offering, addressing certain issues related to the offering, and containing provisions whereby the Selling Shareholders will pay all underwriting discounts and commissions relating to the sale of their shares and all fees and expenses of counsel for the selling shareholders, as well as one-half of the other expenses of the offering;

         FURTHER RESOLVED, that the Registration Agreement may contain such other terms and conditions, including customary indemnification provisions, that the President of the Company shall approve (Ms. Lenfestey's execution thereof shall conclusively evidence such approval of any such provisions);

         FURTHER RESOLVED, that Ms. Lenfestey is hereby authorized to execute on behalf of the Company an Underwriting Agreement with The Robinson-Humphrey Company, Inc. and Smith Barney Inc., as representatives of the several underwriters with respect to the proposed offering, and such Underwriting Agreement may contain provisions that are customary with respect to such agreements and such other terms
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and conditions as the President of the Company shall approve (Ms. Lenfestey's execution of the Underwriting Agreement shall conclusively evidence such approval of any such provisions);

         FURTHER RESOLVED, that the law firm of Holland & Knight is hereby authorized to act as counsel for the Company in connection with matters relating to the offering and sale of the Shares.